UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2025, BioXcel Therapeutics, Inc. (the “Company”) entered into an amendment to the Employment Agreement, dated March 7, 2018, between the Company and Vimal Mehta, PhD, the President and Chief Executive Officer of the Company (the “Mehta Amendment”). The Mehta Amendment provides for, among other things, (i) a reduction in Dr. Mehta’s 2025 cash compensation to $706,558 and (ii) a grant of options to purchase 660,000 shares of the Company’s common stock (the “Mehta Options”) pursuant to the Company’s 2020 Incentive Award Plan (the “Plan”), in each case, subject to the conditions set forth in the Mehta Amendment.

On January 7, 2025, the Company entered into an amendment to the Employment Agreement, dated October 2, 2017, between the Company and Richard Steinhart, the Chief Financial Officer of the Company (the “Steinhart Amendment”). The Steinhart Amendment provides for, among other things, (i) a reduction in Mr. Steinhart 2025 cash compensation to $289,800 and (ii) a grant of options to purchase 270,000 shares of the Company’s common stock (the “Steinhart Options”) pursuant to the Company’s Plan, in each case, subject to the conditions set forth in the Steinhart Amendment.

On January 7, 2025, the Company entered into an amendment to the Employment Agreement, dated February 12, 2018, between the Company and Frank Yocca, the Chief Scientific Officer of the Company (the “Yocca Amendment”). The Yocca Amendment provides for, among other things, (i) a reduction in Dr. Yocca’s 2025 cash compensation to $290,500 and (ii) a grant of options to purchase 270,000 shares of the Company’s common stock (the “Yocca Options”) pursuant to the Company’s Plan, in each case, subject to the conditions set forth in the Yocca Amendment.

Each of the Mehta Options, the Steinhart Options and the Yocca Options have an exercise price of $0.4713 per share and will vest in twelve equal monthly installments over a twelve-month period.

The foregoing descriptions of the Mehta Amendment, the Steinhart Amendment and the Yocca Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Mehta Amendment, the Steinhart Amendment and the Yocca Amendment, a copy of each which are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement dated January 7, 2025 by and between BioXcel Therapeutics, Inc. and Vimal Mehta.

10.2	Amendment to Executive Employment Agreement dated January 7, 2025 by and between BioXcel Therapeutics, Inc. and Richard Steinhart.

10.3	Amendment to Executive Employment Agreement dated January 7, 2025 by and between BioXcel Therapeutics, Inc. and Frank Yocca.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2025	BIOXCEL THERAPEUTICS, INC.

/s/ Javier Rodriguez
Javier Rodriguez
Chief Legal Officer